Exhibit 32

SECTION 1350 CERTIFICATIONS

The undersigned, Patrick Sinks, Chief Executive Officer of MGIC Investment Corporation (the "Company"), and Timothy J. Mattke, Chief Financial Officer of the Company, certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S. C. Section 1350, that to our knowledge:

(1)
the Quarterly Report on Form 10-Q of the Company for the three months ended June 30, 2018 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 3, 2018

/s/ Patrick Sinks
Patrick Sinks
Chief Executive Officer

/s/ Timothy J. Mattke
Timothy J. Mattke
Chief Financial Officer